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Interiors, Inc
Earnings Per Share
March 31, 1997

Exhibit 11

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COMMON  A SHARES                                                       QTY           DAYS O/S            WEIGHTED
-------------------------------------------------                ---------------  ----------------  -------------------

As of IPO                                                                517,500  274/274                      517,500
Conversion of Bridge Loan units                                          300,000  274/274                      300,000
Sale to Morgan Steel 2/10/95                                             200,000  274/274                      200,000
Ted Stevens conversion of B shares                                       117,500  274/274                      117,500
Reg S sale to Canillo 3/29/95                                             55,000  274/274                       55,000
Class A sh sold to various                                                        274/274
  investors on 4/25/95                                                   300,000  274/274                      300,000
Subscription agreement Ekistics                                                   274/274
  4/24/95                                                                 80,000  274/274                       80,000
Conversion B shares 8/95                                                 330,000  274/274                      330,000
Iss'd to various investors 7/95                                           55,000  274/274                       55,000
Iss'd to various investors - 12/15/95                                     10,000  274/274                       10,000
Iss'd to Infinity Investors - 12/17/95                                    30,000  274/274                       30,000
Iss'd to Infinity Investors - 12/18/95                                     5,000  274/274                        5,000
Sold by Infinity Investors - 1/8/96                                      180,000  274/274                      180,000
Iss'd to various investors - 3/1/96                                        1,529  274/274                        1,529
Iss'd to Decor - 3/3/96                                                  200,000  274/274                      200,000
Iss'd to various investors - 3/4/96                                       53,718  274/274                       53,718
Iss'd to Sol Munn - 4/12/96                                              150,000  274/274                      150,000
Iss'd to R. Leopold - 4/16/96                                             60,000  274/274                       60,000
Private placement - 4/24/96                                              175,000  274/274                      175,000


                                                                 ---------------                    ------------------
Com A sh O/S per Form 10K - 6/96                                       2,820,247                             2,820,247

COMMON B SHARES
-------------------------------------------------
As of IPO                                                              1,000,000  274/274                    1,000,000
Ted Stevens conversion of B shares                                      (117,500) 274/274                     (117,500)
Conversion B shares 8/95                                                (330,000) 274/274                     (330,000)
Issued to Laurie Munn - 4/12/96                                          250,000  274/274                      250,000
Correct prior period issuance                                            (13,000) 274/274                      (13,000)

                                                                 ----------------                   -------------------
Com B sh O/S per Form 10K - 6/96                                         789,500                               789,500
                                                                 ----------------                   -------------------

Tot Com  A & B sh @ June 1996                                          3,609,747                             3,609,747


ACTIVITY - NINE MOS. ENDED 3/97
-------------------------------------------------
Common A shares
-------------------------------------------------
Issued to former Company exec. - July 25, 1996                            50,000  250/274                       45,620
Exercise of 500,000 Cl WA Wts - Aug 6, 1996                              500,000  238/274                      434,307
Exercise of 500 Cl WA Wts - Aug 22, 1996                                     500  222/274                          405
Exercise of 5,500 Cl WA Wts - Sep 5, 1996                                  5,500  208/274                        4,175
Exercise of 35,000 Cl WA Wts - Sep 6, 1996                                35,000  207/274                       26,442
Exercise of 10,000 Cl WA Wts - Sep 18, 1996                               10,000  195/274                        7,117
Exercise of 5,000 Cl WA Wts - Sep 25, 1996                                 5,000  188/274                        3,431
Exercise of 10,000 Cl WA Wts - Oct 1, 1996                                10,000  182/274                        6,642
Exercise of 12,000 Cl WA Wts - Oct 3, 1996                                12,000  180/274                        7,883
Exercise of 20,000 Cl WA Wts - Oct 10, 1996                               20,000  173/274                       12,628
Exercise of 12,452 Cl WA Wts - Oct 14, 1996                               12,452  169/274                        7,680
Exercise of 7,888 Cl WB Wts - Oct 28, 1996                                 7,888  155/274                        4,462
Issued to outside directors - Oct 7, 1996                                 20,000  176/274                       12,847
Exercise of 100 Cl WA Wts - Nov 4, 1996                                      100  148/274                           54
Exercise of 100 Cl WB Wts - Nov 4, 1996                                      100  148/274                           54
Exercise of 24,700 Cl WA Wts - Nov 6, 1996                                24,700  146/274                       13,161
Exercise of 16,100 Cl WB Wts - Nov 6, 1996                                16,100  146/274                        8,579
Exercise of 66,548 Cl WB Wts - Nov 8, 1996                                66,548  144/274                       34,974
Exercise of 10,000 Cl WA Wts - Nov 14, 1996                               10,000  138/274                        5,036
Exercise of 34,650 Cl WA Wts - Nov 15, 1996                               34,650  137/274                       17,325
Exercise of 2,000 Cl WA Wts - Nov 15, 1996                                 2,000  137/274                        1,000
Exercise of 4,360 Cl WA Wts - Nov 19, 1996                                 4,360  133/274                        2,116
Exercise of 17,000 Cl WB Wts - Nov 15, 1996                               17,000  137/274                        8,500
Exercise of 10,376 Cl WB Wts - Nov 19, 1996                               10,376  133/274                        5,037
Exercise of 10,000 Cl WA Wts - Nov 26, 1996                               10,000  126/274                        4,599
Exercise of 5,150 Cl WA Wts - Nov 27, 1996                                 5,150  125/274                        2,349
Exercise of 3,000 Cl WA Wts - Dec 4, 1996                                  3,000  117/274                        1,281
Conversion of preferred stock to Common                                  278,820  100/274                      101,759
Issued to BH Funding                                                     100,000  53/274                        19,343
Conversion of Cl B Com Stk to Cl A Com Stk                               269,750  1/274                            984

                                                                 ----------------                   -------------------
Com A Sh issued - Nine mos. end 3/97                                   1,540,994                               799,790
                                                                 ----------------                   -------------------
Total Common A Sh. @ 3/31/97                                           4,361,241                             3,620,037
                                                                 ----------------                   -------------------


Common B shares
-------------------------------------------------
Conversion of Cl B Com Stk to Cl A Com Stk                              (269,750) 1/274                           (984)
                                                                 ----------------
Com B Sh activity - Nine mos. end 3/97                                  (269,750)                                 (984)
                                                                 ----------------                   -------------------
Total Common B Sh. @ 3/31/97                                             519,750                               788,516
                                                                 ----------------                   -------------------

Com A & B sh iss'd - Nine mos. end 3/97                                1,271,244                               798,806
                                                                 ----------------                   -------------------

Tot Com  A & B sh @ March 31, 1997                                     4,880,991                             4,408,553
                                                                 ================                   ===================
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